EDGAR INDEX EXHIBIT 11 TO:

FIRST AMENDED PRELIMINARY OFFERING CIRCULAR

Steamline USA, Inc.

S.E.C. CIK # 0001877566 / S.E.C. File No.: 024-11628

PART III. ITEM 17. 11. OF THE INSTRUCTIONS
TO FORM 1-A

AUDITOR'S CONSENT

Procyon Financial, LLC
24A Trolley Square
#2289
Wilmington, DE 19806

October 12, 2021

EXHIBIT TO PART III . - ITEM 17 11.

FIRST AMENDED PRELIMINARY OFFERING CIRCULAR
Steamline USA, Inc.
S.E.C. CIK # 0001877566
S.E.C. File No.: 024-11628

AUDITOR'S CONSENT

My name is Lama Najib.

I am a certified public accountant, licensed in the State of Colorado.

I was retained to prepare an audited financial statement by Streamline USA, Inc., for Streamline USA, Inc.

The said audited financial statement has been made a part of the initial Reg. A+ offering for the company.

By my signature below, I make the following consent, and make same retroactive to the date of my audited financial statement, which was provided to Streamline USA, Inc. on August 19, 2021.

Therefore, I CONSENT AND GIVE AUTHORITY for the said audited financial statement, as prepared solely by me, for use in connection with the offering circular that has been provided to the United States Securities and Exchange Commission, by the Issuer, Streamline USA, Inc.

Lama Najib, CPA
Owner & CEO